QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-189738) pertaining to the 2008 Incentive Stock Option and Restricted Stock Plan and the 2013 Stock Option and Incentive Plan of Esperion Therapeutics, Inc. of our report dated March 13, 2014 with respect to the financial statements of Esperion Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Detroit, Michigan
March 13, 2014

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm